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                                                                   EXHIBIT 10.15

                              SOFTWARE AGREEMENT

THIS AGREEMENT made as of the 28th day of October, 1997

BETWEEN:

         HEARTSOFT INC., a Delaware corporation (hereinafter referred to as "Heartsoft")

                                          OF THE FIRST PART

                                     -and-

         HEARTSOFT III 1997 LIMITED PARTNERSHIP, an Ontario limited partnership (hereinafter referred to as the "Partnership")

                                          OF THE SECOND PART

WHEREAS Heartsoft is the owner of an 70% undivided interest in HEARTSOFT K-8 LIBRARY, a set of' 50 educational software application programs;

AND WHEREAS the Partnership wishes to purchase and Heartsoft wishes to sell an undivided 15% interest, in perpetuity, in and to the HEARTSOFT K-8 LIBRARY (such 15% undivided interest hereinafter referred to as the "Computer Programs").

AND WHEREAS in partial payment of the purchase price for the Computer Programs, the Partnership intends to execute and deliver to Heartsoft the Acquisition Note;

AND WHEREAS Heartsoft and the Partnership have agreed to form a joint venture for the purposes of marketing and exploiting the Computer programs throughout the world;

NOW THEREFORE in consideration of the sum of one dollar ($1.00) and other good consideration, now paid by each of the parties hereto to the other (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby covenant and agree as follows:

1.   DEFINITIONS

1.01 For the purpose of this Agreement, the following, terms shall be deemed to have the following meanings:

"Acquisition Note" means the promissory note given by the Partnership to Heartsoft pursuant to section 2.02 of this agreement, in the form attached as Appendix "A" hereto;

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"Affiliate" has the meaning ascribed thereto in the Securities Act (Ontario);

"Associate" has the meaning ascribed thereto in the Securities Act (Ontario) and also includes any person who does not deal at arm's length (as that term is defined in the INCOME TAX ACT (Canada)) with such associate;

"Bank" means a chartered bank with offices in Tulsa, Oklahoma, as selected from time to time by the Executive Committee;

"Closing" means the closing of the sale of the Computer Programs, expected to take place on or about July 30, 1997, and in any event no later than the Final Closing Date;

"Computer Programs" means an undivided 15% interest, in perpetuity, in and to the HEARTSOFT K-8 LIBRARY, a set of 50 educational software application programs, as more particularly described in Appendix "B" hereto, together with all Enhancements, Derivative Works and Maintenance Modifications;

"Derivative Work" means a work that (a) is derived from the Computer Programs or any part thereof, including revisions, modifications, translations, abridgments, condensations, expansions and any other form in which the Computer Programs may be duplicated, recast, transformed or adapted, (b) is created or completed by the Partnership, Heartsoft or any Associate of any of them, and (c) would, if prepared without authorization from the owner of the copyright in the Computer Programs, constitute an infringement of copyright;

"Enhancement" means any enhancement, modification, addition or update of the Computer Programs, made by or on behalf of Heartsoft or the Partnership, and which accomplish incidental, performance, structural or functional improvements to the Computer Programs;

"Executive Committee" means the executive committee of the Joint Venture, as selected by Heartsoft and the Partnership in accordance with the terms of this agreement;

"Final Closing Date" means December 31, 1997;

"General Partner" means CVI LP Management Inc., the general partner of the Partnership, and any replacement general partner of the Partnership;

"Joint Venture" means the joint venture between the Partnership and Heartsoft to market and exploit the Computer Programs throughout the world;

"Joint Venture Agreement" means the joint venture agreement entered into as of October 28, 1997 between the Partnership and Heartsoft;

"Losses" means any and all loss, damage, claim, demand, deficiency, cost and expense, including interest, compound interest and legal fees on a solicitor and his or her own client basis;

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"Maintenance Modifications" means modifications, updates or revisions made by
Heartsoft to the Computer Programs which correct errors, support new releases of operating systems or support new models of the Computer Programs;

"Offering" means the offering of a minimum of 1,250 and a maximum of 1,750 units in the Partnership at $1,000 per unit pursuant to the offering memorandum of the Partnership dated May 30, 1997;

"Partnership" means Heartsoft III 1997 Limited Partnership, a limited partnership formed under the laws of the Province of Ontario;

"Purchase Price" means the purchase price paid by the Partnership to Heartsoft for the Computer Programs, as determined in accordance with Section
2.02 of this Agreement.

2.   AGREEMENTS OF PURCHASE AND SALE

2.01 In consideration of the payment of the Purchase Price, and of the fulfillment of the other obligations of the Partnership hereunder, Heartsoft hereby sells, assigns and transfers all right, title and interest in and to the Computer Programs to the Partnership in perpetuity.

2.02 The Purchase Price for the Computer Programs shall be $1,750,000 (one million seven hundred fifty thousand dollars), payable by the Partnership to Heartsoft as follows:

         (a) as to $525,000 (five hundred twenty five thousand dollars), by certified cheques in two installments of $262,500 each, the first of at Closing and the second on May 30, 1998; and

         (b) as to $1,225,000 (one million two hundred twenty five thousand dollars), by way of execution and delivery of the Acquisition Note.

2.03 Upon execution of this agreement, Heartsoft shall deliver to the Partnership four complete copies of the source code of the Computer Programs, of which:

         (a) two shall be in machine readable form on a machine readable storage medium suitable for long-term storage and compatible with either Macintosh or IBM PC computer systems; and

         (b) two shall be in human readable form with annotations in the English language on bond paper suitable for long-term archival storage.

2.04 In the event that less than $1.75 million is raised pursuant to the Offering, the Purchase Price and the payment schedule set out in section 2.02 of this agreement shall be reduced pro rata.

3.   PROTECTION, MAINTENANCE AND ENHANCEMENT

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3.01 Heartsoft shall develop, regenerate and continuously update the Computer
Programs in order to maintain the commercial competitiveness and effective operation of the Computer Programs.

3.02 The parties hereto acknowledge that the Computer Programs contain valuable proprietary trading information, and each party hereto shall not disclose to any other person the source codes of the Computer Programs nor any other information concerning the Computer Programs without the written consent of all of the parties hereto.

3.03 Heartsoft hereby acknowledges that all Maintenance Modifications, Enhancements and Derivative Works shall be considered part of the Computer Programs and shall become and remain the sole and exclusive property of the Partnership.

4.   REPRESENTATIONS AND WARRANTIES

4.01 Heartsoft hereby represents and warrants to the Partnership that the following representations and warranties are true and correct as of the date hereof, and acknowledges that the Partnership is relying on such representations and warranties in connection with the performance of its obligations under this agreement:

         (a) Heartsoft is a corporation duly incorporated, organized and validly subsisting under the laws of the State of Delaware;

         (b) This agreement constitutes a valid and binding obligation of Heartsoft, enforceable against it in accordance with its terms, and each of the instruments and documents necessary to give effect to the transactions contemplated herein will, when executed and delivered, constitute a valid and binding obligation of Heartsoft, enforceable against it in accordance with its terms;

         (c) The entering into of this agreement and the consummation of the transactions contemplated herein have not resulted and will not result in the violation of or default under any of the terms and provisions of any trust deed, hypothecation, indenture, mortgage, lease, agreement, written or oral, license or permit to which Heartsoft is a party or by which it may be bound;

         (d) The entering into of this agreement and the consummation of the transactions contemplated herein will not result in the violation of any statute, regulation, judgment, decree or law to which Heartsoft may be subject, or any applicable order of any court, arbitrator or government authority having jurisdiction over Heartsoft or its property;

         (e) Heartsoft is not materially in default or breach of any contract, agreement, lease or other instrument to which it is a party or by which it may be bound, nor is

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                  Heartsoft aware of any state of facts which after notice or the passage of time, or both, would constitute such a material default or breach;

         (f) The Computer Programs are an original work of Heartsoft, and Heartsoft has exclusive right, title and interest in and to and is the sole owner of the Computer Programs;

         (g) Heartsoft has the full right to sell, transfer and assign the Computer Programs in the manner contemplated in this agreement and without any restriction, encumbrance, lien, security interest attaching thereto;

         (h) Heartsoft has not granted, transferred, licensed or assigned any right or interest in or to the Computer Programs to any other person, and there are no contracts, agreements, licenses or other commitments or arrangements in effect with respect to the Computer Programs which might or could permit the manufacture, marketing distribution or other exploitation or use of the Computer Programs by any other person;

         (i) The execution and delivery of this agreement, the transfer of the Computer Programs to the Partnership and the use of the Computer Programs by the Partnership and Heartsoft as contemplated in this agreement has not and will not result in the infringement of any copyright, trademark, trade secret, intellectual property right or any other proprietary rights of any other person; and

         (j) The Computer Programs have been prepared in a workmanlike manner and with professional diligence and skill, will function efficiently in the machines and with operating systems for which they are designed, are free from defect, deficiency, design flaw or bug of any nature and will otherwise be wholly suitable for the purpose for which the Partnership intends to use them and for which they have been designed.

4.02 The representations and warranties set out in section 4.01 above shall survive and continue in full force and effect for the benefit of the Partnership until ten years after the expiry or termination of this agreement, including all amendments, extensions and renewals thereof.

4.03 No claim by the Partnership for breach of representation or warranty by Heartsoft shall be valid unless Heartsoft has been given notice thereof before the date on which the representation or warranty shall have terminated in accordance with section 4.02 above.

4.04 The Partnership hereby represents and warrants to Heartsoft that the following representations and warranties are true and correct as of the date hereof, and acknowledges that Heartsoft is relying on such representations and warranties in connection with the performance of its obligations under this agreement:

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         (a)      The Partnership is a limited partnership duly registered and in good standing in the Province of Ontario;

         (b) This agreement constitutes a valid and binding obligation of the Partnership, enforceable against it in accordance with its terms, and each of the instruments and documents necessary to give effect to the transactions contemplated herein will, when executed and delivered by the Partnership, constitute a valid and binding obligation of the Partnership, enforceable against it in accordance with its terms;

         (c) The entering into of this agreement and the consummation of the transactions contemplated herein have not resulted and will not result in the violation of or default under any of the terms and provisions of any trust deed, hypothecation, indenture, mortgage, lease, agreement, written or oral, license or permit to which the Partnership is a party or by which it may be bound;

         (d) The entering into of this agreement and the consummation of the transactions contemplated herein will not result in the violation of any statute, regulation, judgment, decree or law to which the Partnership may be subject, or any applicable order of any court, arbitrator or government authority having jurisdiction over the Partnership or its property;

         (e) The Partnership is not materially in default or breach of any contract, agreement, lease or other instrument to which it is a party or by which it may be bound, nor is it aware of any state of facts which after notice or the passage of time, or both, would constitute such a material default or breach; and

         (f) The Partnership has taken all such steps and done all such things as may be necessary in order to allow the Partnership to carry out the joint venture agreed to herein, including but not limited to obtaining all such licenses, registrations, authorizations and permits necessary to carry on business in and from Ontario;

4.05 The representations and warranties set out in section 4.04 above shall survive and continue in full force and effect for the benefit of Heartsoft until ten years after the expiry or termination of this agreement, including all amendments, extensions and renewals thereof.

4.06 No claim by Heartsoft for breach of representation or warranty by the Partnership shall be valid unless the Partnership has been given notice thereof before the date on which the representation or warranty shall have terminated in accordance with section 4.05 above.

5.   INDEMNIFICATION

5.01 The general indemnifications set out in this section are in addition to any specific obligation of either of the parties hereto to indemnify the other hereunder.

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5.02 Heartsoft shall indemnify and save harmless the Partnership for and from and against any Losses suffered by it as a result of any inaccuracy in or breach of any representation or warranty by Heartsoft, or the failure of Heartsoft to fulfill any condition or perform any covenant as provided herein or in the Joint Venture Agreement.

5.03 The Partnership shall indemnify and save harmless Heartsoft for, from and against any Losses suffered by it as a result of any inaccuracy in or breach of any representation or warranty by the Partnership or the failure of the Partnership to perform any covenant as provided herein.

5.04 Notwithstanding anything else in this section, each of the parties hereto shall have an obligation to mitigate any Losses which are the subject of a claim for indemnification.

6.   TERMINATION

6.01 Notwithstanding any other term of this agreement, the Partnership may, but is not obligated to, terminate this agreement upon 30 days written notice in the event that:

         (a) Heartsoft becomes bankrupt or insolvent or makes an assignment for the benefit of its creditors;

         (b) Heartsoft takes steps to wind-up, dissolve or liquidate, except for internal corporate reorganizations, mergers or shareholder reorganizations;

         (c) If a trustee, receiver, receiver and manager or other Custodian is appointed with respect to the assets or undertaking of Heartsoft; or

         (d) There is a material breach of a material term of the Software Agreement by Heartsoft.

6.02 On or after January 1, 1999, but subject to section 6.03 of this agreement, Heartsoft may, but is not obligated to, terminate this agreement upon 30 days written notice to the Partnership.

6.03 In the event that Heartsoft elects to terminate this agreement in accordance with section 6.02 of this agreement, Heartsoft and the Partnership shall negotiate, in good faith, a price at which the Partnership's interest in the Computer Programs shall be acquired by Heartsoft. In the event that Heartsoft and the Partnership cannot in good faith determine that price within 30 days, then an independent appraiser shall be retained to determine the price, and the cost of such appraisal shall be borne equally by Heartsoft and the Partnership.

7.   NOTICE

7.01 Any notice, direction or other instrument required or permitted to be given pursuant to this agreement shall be in writing and may be given by delivering the same or sending the same by pre-paid first-class mail or by telecopier to the appropriate party as follows:

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(a)      To Heartsoft:

                  3101 North Hemlock Circle
                  Broken Arrow, Oklahoma
                  74012

                  Attention: Bryan Reusser
                  Fax: 918-251-4018

(b)      The Partnership:

                  c/o CVI LP Management Inc.
                  225 Richmond Street West
                  Suite 400
                  Toronto, Ontario
                  M5V I W2

                  Attention: Greg Coleman
                  Fax: 416-593-6157

7.02 Any such notice, direction or other instrument, if delivered, shall be deemed to have been given on the date on which it was delivered and, if sent by mail, shall be deemed to have been given on the seventh (7th) business day following the date of mailing and, if transmitted by telecopier, shall be deemed to have been given at the opening of business in the office of the addressee on the business day next following the transmission thereof.

7.03 Any party hereto may change its address for service or telecopier number from time to time by notice given to the other parties hereto in accordance with the foregoing.

8.   FURTHER ASSURANCES AND ACTIONS

8.01 Each of the parties hereto shall sign and deliver such further and other documents, instruments, notices and papers and do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to the purpose and intent of this agreement and all ancillary agreements relating to the transactions contemplated herein.

9.   GENERAL MATTERS

9.01 Unless otherwise expressly stated, all dollar amounts referred to in this agreement are expressed and shall be payable in Canadian dollars.

9.02 In this agreement, unless the context otherwise requires, words importing number include the singular and plural, words importing gender include all genders, and words importing persons

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shall include firms, corporations, trusts, estates, government agencies and departments and all other types of entities, and vice versa.

9.03 In this agreement, any reference to "generally accepted accounting principles" mean the principles established in and amended from time to time by the Handbook of the Canadian Institute of Chartered Accountants.

9.04 Each of the provisions contained in this agreement is distinct and severable, and a declaration of invalidity of unenforceability of one or more provisions of this agreement by any court of competent jurisdiction shall not effect the validity or enforceability of any other provision hereof.

9.05 This agreement constitutes the entire agreement between the parties pertaining to the transaction contemplated herein and supersedes all prior agreements, and there are no other warranties, representations or agreements between the parties in connection with the transactions contemplated herein.

9.06 This agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada as applicable therein. Each of the parties hereto irrevocably attorns and submits to the jurisdiction of the courts of the Province of Ontario.

9.07 Headings used in this agreement are for convenience of reference only and do not form a part of this agreement, nor are they intended to interpret, define or limit the scope, extent or intent of this agreement or any provision hereof.

9.08 Any reference in this agreement to a statute shall include and shall be deemed to be a reference to such statute and the regulations made pursuant thereto, with amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding the statute so referred to or the regulations made pursuant thereto.

9.09 Any reference in this agreement to any entity shall include and shall be deemed to be a reference to any entity that is a successor to such entity.

9.10 Time shall be of the essence in this agreement.

9.11 This agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

9.12 This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and assigns, but shall not be assignable by any party hereto without the written consent of the other parties hereto.

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9.13 No waiver of any provision of this agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this agreement constitute a continuing waiver unless otherwise expressly provided.

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EXECUTED at Toronto this 28th day of October, 1997

                                   HEARTSOFT INC.

                          Per:     /s/ Benjamin P. Shell
                                   ---------------------------------------------
                                   Benjamin P. Shell - Chief Executive Officer

                                   HEARTSOFT III 1997 LIMITED
                                   PARTNERSHIP, BY ITS GENERAL PARTNER, CVI LP
                                   MANAGEMENT INC.

                          Per:     /s/ Greg Coleman
                                   ---------------------------------------------
                                   Greg Coleman - President

                                  APPENDIX "A"

                                ACQUISITION NOTE

October 28, 1997
Toronto, Ontario

MATURITY DATE: October 1, 2007

FOR VALUE RECEIVED, the undersigned (the "Maker") acknowledges itself indebted to and promises to pay to Heartsoft Inc. (the "Holder") on the dates specified below at 225 Richmond Street West, Suite 400, Toronto, Ontario, M5V I W2 (or at such other place as the Holder may from time to time designate in writing to the Maker), the principal sum of $1,225,000 (one million two hundred twenty five thousand dollars) (the "Principal Sum") in lawful money of Canada, together with interest thereon as set forth herein.

The Principal Sum plus all accrued and unpaid interest thereon shall be due and payable by the Maker to the Holder in full on October 1, 2007.

The Principal Sum from time to time outstanding shall bear interest from and after the date hereof at the rate of five percent (5%) per annum, payable in U.S. dollars, compounded annually both before and after demand, default, maturity and judgment with interest on overdue principal and interests at the same rate until the date of payment in full. The Maker shall pay all accrued and unpaid interest on the principal amount outstanding from time to time, annually, in arrears, on or before January 30 of each year.

In the event that the Maker defaults in payment of any sum due hereunder, and fails to correct that default within 30 days of receiving written notice from the Holder, the Principal Sum then outstanding together with accrued but unpaid interest may, at the Holder's option, be accelerated and immediately become due and payable in full, with interest thereon from such date at the rate as specified herein.

So long as the Maker is not in default in the making of any payment due hereunder, it shall have the right to prepay at any time and from time to time all or any part of the Principal Sum then outstanding, and any interest thereon, without notice, bonus or penalty, provided that the right of the Maker to make any such prepayments shall be conditional upon payment by the Maker to the Holder of all accrued and unpaid interest owing in respect of the Principal Sum to the date of any such prepayment.

The provisions of this promissory note shall enure to the benefit of the Holder (who may not transfer, assign, pledge or otherwise encumber this promissory note without the express written consent of the Maker, which consent may be unreasonably withheld) and shall be binding upon the Maker and its successors and assigns. The Maker hereby waives presentment, protest, demand, notice of protest and notice of dishonor of this promissory note and expressly agrees

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that this promissory note and any payment due hereunder may be extended from time to time by the Holder without in any way affecting the liability of the Maker.

The Maker agrees to pay to the Holder 100% of Gross Receipts, as defined in the offering memorandum of the Maker dated May 30, 1997 (the "Offering Memorandum"), on an annual basis, until all of the interest owing under this promissory note is paid in full, and to pay to the Holder 44% of Distributable Cash (as defined in the Offering Memorandum) until all principal owing under this promissory note has been paid in full.

This promissory note is issued by the Maker and accepted by the Holder as partial payment of the consideration due under a software agreement dated October 28, 1997 between the Maker and the Holder, and this promissory note is subject to the terms and conditions of that agreement.

This promissory note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

EXECUTED at Toronto, Ontario this 28th day of October, 1997.


                                  HEARTSOFT III 1997 LIMITED PARTNERSHIP, BY ITS GENERAL PARTNER, CVI LP MANAGEMENT INC.

                                  Per:
                                           -------------------------------------
                                           Greg Coleman - President

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                                  APPENDIX "B"

                                COMPUTER PROGRAMS

1. Billiards n' Homonyms
2. Billiards n' Homonyms - Spanish Version
3. Billiards n' Antonyms
4. Billiards n' Synonyms
5. Bubblegum Machine
6. Bubblegum. Machine - Spanish Version
7. Coin Changer
8. Coin Changer - Spanish Version
9. Electric Coloring Book
10. Electric Coloring Book - Spanish Version
11. Electric Math Chalkboard
12. Electric Math Chalkboard - Spanish Version
13. Great American States Race
14. Great American States Race - Spanish Version
15. Knowing English (2 titles)
16. Memory Master
17. Memory Master - Spanish Version
18. Reading Comprehension
19. Reading Rodeo
20. Reading Rodeo - Spanish Version
21. Skill Builders Series (16 titles) - English, Health, Science & Social
    Studies
22. Sleuth Master
23. Sleuth Master - Spanish Version
24. Spelling Book (5 titles)
25. Spinner's Choice
26. Spinner's Choice - Spanish Version
27. Tommy the Time Turtle
28. Tommy the Time Turtle - Spanish Version
29. Word Capture
30. Word Capture - Spanish Version